Exhibit 4.2
Execution Copy

KALTURA, INC.
SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

SECTION 5.	BOARD OF DIRECTORS.	22

5.1	Voting	22
5.2	Board Committees	22
5.3	Meetings	22
5.4	Observer Rights.	22
5.5	Expenses	24

SECTION 6.	MISCELLANEOUS.	24

6.1	Governing Law	24
6.2	Successors and Assigns	24
6.3	Entire Agreement	24
6.4	Severability	24
6.5	Amendment and Waiver.	25
6.6	Waivers; Delays or Omissions	25
6.7	Notices	25
6.8	Attorneys’ Fees	26
6.9	Titles and Subtitles	26
6.10	Counterparts	26
6.11	Aggregation of Stock	26
6.12	Pronouns	26
6.13	Specific Performance	26
6.14	Amendment of Prior Agreement	26
6.15	Termination	26
6.16	Additional Shares	26
6.17	Additional Investors	27
2

KALTURA, INC.
SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
This Sixth Amended and Restated Investor Rights Agreement (this “Agreement”) is made and entered into as of this 22 day of July, 2016 by and among Kaltura, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor”.
RECITALS
WHEREAS, pursuant to that certain Series F Preferred Stock and Warrant Purchase Agreement of even date herewith (the “Purchase Agreement”), by and between the Company and Goldman Sachs & Co. (the “Series F Investor”), the Company has agreed to sell and issue to the Series F Investor and the Series F Investor has agreed to purchase shares of the Company’s Series F Preferred Stock, par value $0.0001 per share (the “Series F Stock”);
WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Stock”) and/or Series B Preferred Stock, par value $0.0001 per share (the “Series B Stock”) and/or Series C Preferred Stock, par value $0.0001 per share (the “Series C Stock”) and/or Series D Preferred Stock, par value $0.0001 per share (the “Series D Stock”) and/or Series D-1 Preferred Stock, par value $0.0001 per share (the “Series D-1 Stock”) and/or Series E Preferred Stock, par value $0.0001 per share (the “Series E Stock” and together with the Series A Stock, Series B Stock, Series C Stock, Series D Stock, Series D-1 Stock and Series F Stock the “Preferred Stock”);
WHEREAS, the Prior Investors are parties to that certain Fifth Amended and Restated Investor Rights Agreement, dated January 10, 2014 (the “Prior Agreement”), by and among the Company and the Prior Investors;
WHEREAS, the parties to such Prior Agreement desire to amend and restate the Prior Agreement and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement;
WHEREAS, the Series F Investor was induced by the Company to purchase the Series F Stock, in part, by the Company’s agreement to enter into this Agreement and the obligations set forth in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and
WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the Company and the Series F Investor have agreed to enter into this Agreement in order to grant registration rights, information rights and other rights to the Series F Investor as set forth below.
NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1.    GENERAL.
1.1    Definitions. As used in this Agreement the following terms shall have the following respective meanings:
(a)    “Affiliate” means (i) as to any Holder which is a partnership, any partner, retired partner or affiliated partnerships managed by the same management company or managing director or general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing director or general partner; (ii) any member or former member of any Holder which is a limited liability company or other investment entity that such member controls; (iii) any immediate family member or trust for the benefit of any Holder which is an individual; (iv) any majority-owned subsidiary of any Holder which is a corporation; or (v) any other investment entity which controls, is controlled by or is under common control with any Holder.
(b)    “Applicable Initiating Holder(s)” means the Initiating Holders or the Initiating Preferred F Holder(s) from which the Company shall receive a written request pursuant to Section 2.2(a).

(c)    “Common Stock” means shares of the Company’s Common Stock, par value $0.0001 per share.
(d)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.
(e)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(f)    “Founders” means each of Dr. Shay David, Eran Etam, Dr. Michal Tsur-Shalev and Ron Yekutiel.
(g)    “Holder” means an Investor or Founder so long as such Investor or Founder continues to hold Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.9 hereof.
(h)    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act or securities laws of other jurisdiction.
(i)    “Initiating Holder(s)” means those Holders then currently holding a majority of the then outstanding shares of Registrable Securities other than the Preferred F Registrable Securities.
(j)    “Initiating Preferred F Holder(s)” means the Holder(s) then currently holding a majority of the then outstanding Preferred F Registrable Securities.
(k)    “Major Investor(s)” has the meaning ascribed thereto in Section 3.1(b).
(l)    “Preferred Directors” shall mean the Series A Director, Series B Director, Series C/D/D-1 Director, Series E Director and Series F Director.
(m)    “Preferred F Registrable Securities” means Registrable Securities that are either (i) Common Stock of the Company issuable or issued upon conversion of the Series F Stock; or (ii) Common Stock of the Company issuable or issued upon exercise of the Warrant.
(n)    “Preferred Stock” has the meaning ascribed thereto in the recitals.
(o)    “Qualified Holder(s)” means (a) any Holder or group of Holders who continues to hold at least fifteen percent (15%) of the Registrable Securities (as adjusted for stock dividends, stock splits and combinations) and/or (b) the Initiating Preferred F Holder(s).
(p)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
(q)    “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Preferred Stock and any other shares of Common Stock held by the Investors, (b) Common Stock held by the Founders and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant (including, without limitation, the Warrant), right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

(r)    “Registrable Securities then outstanding” shall be the number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.
(s)    “Registration Expenses” shall mean all expenses, other than Selling Expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees (exclusive of underwriting discounts and commissions and stock transfer taxes), printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one (1) counsel for the Holders, blue sky fees and expenses, FINRA fees, fees to list the Registrable Securities on securities exchanges and quotation systems and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
(t)    “SEC” or “Commission” means the Securities and Exchange Commission.
(u)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(v)    “Selling Expenses” shall mean all underwriting discounts, selling commissions applicable to the sale and stock transfer taxes.
(w)    “Series A Director” shall mean the member of the Board designated by the holders of a majority of the outstanding shares of Series A Stock voting as a separate class in accordance with the Company’s Charter and Bylaws.
(x)    “Series B Director” shall mean the member of the Board designated by the holders of a majority of the outstanding shares of Series B Stock voting as a separate class in accordance with the Company’s Charter and Bylaws.
(y)    “Series C/D/D-1 Director” shall mean the member of the Board designated by the holders of a majority of the outstanding shares of Series C Stock, Series D Stock and Series D-1 Stock voting together as a separate class and on an as-converted basis in accordance with the Company’s Charter and Bylaws.
(z)    “Series E Director” shall mean the member of the Board designated by the holders of a majority of the outstanding shares of Series E Stock voting as a separate class in accordance with the Company’s Charter and Bylaws.
(aa)    “Series F Director” shall mean the member of the Board designated by the holders of a majority of the outstanding shares of Series F Stock voting as a separate class in accordance with the Company’s Charter and Bylaws.
(bb) “Shares” shall mean the Preferred Stock and any other shares of the Company’s Preferred Stock held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns and the shares of Common Stock issuable upon exercise of the Warrant.
(cc) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.
(dd) “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Shares.
(ee) “Warrant” means that certain Warrant issued by the Company to the Series F Investor at the Closing (as such term is defined in the Purchase Agreement).

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.
2.1    Restrictions on Transfer.
(a)    Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:
(i)    there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(ii)    (A) the transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, including, without limitation, the name of the proposed transferee, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.
(b)    Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, (ii) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (iii) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, (iv) if the Holder is an individual, to any transfer to (A) such Holder’s children, parents, grandparents, siblings, grandchildren or other lineal descendants, and the then current spouse of each of the foregoing and of such Holder (“Family Affiliates”), (B) a custodian, trust (including a trustee of a voting trust), executor, or other fiduciary, for the account of which the primary beneficiaries are such Holder, or any Family Affiliate thereof, or to a charitable remainder trust or to any other charitable foundation or not-for-profit organization, or (C) a corporation or limited liability company wholly owned by such Holder, (v) an Affiliate of such Holder, or (vi) each Founder transferring in the aggregate, together with all other Founders transferring or having previously transferred shares of the Company’s Common Stock (or options to purchase such shares) pursuant to this sentence, up to 120,000 shares of the Company’s Common Stock (or options to purchase such shares) to a charitable foundation or not-for- profit organization; provided that in each case (A) the transferor shall inform the Company and the Major Investors of such Transfer prior to effecting it, (B) the transferee shall enter into a written agreement in form and substance reasonably satisfactory to the Company and the Major Investors, to be bound by and comply with all of the provisions of this Agreement as though an original party hereto, and (C) such transfer is in compliance with applicable securities laws.
(c)    Each certificate representing Shares or other Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE APPLICABLE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE “ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OR THE AVAILABILITY OF AN EXEMPTION FROM, OR IN A

TRANSACTION NOT SUBJECT TO, THE REGISTRATION PROVISIONS OF THE SECURITIES ACT.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.
(d)    The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.
(e)    Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.
2.2    Demand Registration.
(a)    Subject to the conditions of this Section 2.2, if at any time after the earlier of (i) two (2) years after the date of this Agreement or (ii) six (6) months following the closing date of the Initial Offering, the Company shall receive a written request from the Initiating Holders or the Initiating Preferred F Holder(s) that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities having an aggregate proposed offering price to the public (net of underwriters’ discounts or commissions) of at least five million dollars ($5,000,000) (a “Qualified Public Offering”), then the Company shall, within ten (10) business days of the receipt thereof, give written notice of such request to all Holders, other than the Applicable Initiating Holders, and subject to the limitations of this Section 2.2, use commercially reasonable efforts to effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Applicable Initiating Holders request to be registered and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Applicable Initiating Holder’s or Applicable Initiating Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.2(a).
(b)    If the Applicable Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by such Holder and the Applicable Initiating Holders holding a majority of the Registrable Securities requested by such Applicable Initiating Holders to be registered) to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Applicable Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section

2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated first to such Holders of Preferred F Registrable Securities, on a pro rata basis based on the number of Preferred F Registrable Securities requested to be registered by all such Holders (including the Initiating Preferred F Holder(s)) and, second to the Holders of such Registrable Securities other than the Preferred F Registrable Securities, on a pro rata basis based on the number of Registrable Securities other than the Preferred F Registrable Securities requested to be registered by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    Notwithstanding the forgoing, the Company shall not be required to effect a registration pursuant to this Section 2.2:
(i)    prior to the earliest of (A) the date that is six (6) months following the closing date of the Initial Offering, (B) the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering, and (C) the date that is two (2) years after the date hereof;
(ii)    with respect to a request by Initiating Holders, after the Company has effected one (1) registration pursuant to this Section 2.2, and such registration has been declared or ordered effective; provided, however, that all Registrable Securities requested to be registered were registered in the registration; and with respect to a request by Initiating Preferred F Holders, after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registration has been declared or ordered effective; provided, however, that, with respect to each registration, all Registrable Securities requested to be registered were registered in the registration;
(iii)    during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof), if requested by the managing underwriter; provided that the Company makes commercially reasonable good faith efforts to cause such registration statement to become effective;
iv)    if the Company shall furnish to the Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board of Directors of the Company (the “Board”) stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Applicable Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;
(v)    if the Applicable Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below;
(vi)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
(vii)    if within thirty (30) days of receipt of a written request from Applicable Initiating Holders pursuant to Section 2.2(a), the Company gives notice to all Holders of the Company’s intention to file a registration statement for its Initial Offering, other than pursuant to a Special Registration Statement within ninety (90) days.

2.3    Piggyback Registrations.
(a)    General. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and shall afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each such Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after receipt of the above- described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Upon receipt by the Company of the written request of such Holder, the Company shall, subject to the provisions of Section 2.3(b), use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered.
(b)    Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders holding Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter or underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first to the Company, second, to the Holders of Preferred F Registrable Securities, if any, seeking registration under this Section 2.3 on a pro rata basis based on the total number of Preferred F Registrable Securities requested to be registered by the Holders, third to the Holders of Registrable Securities other than Preferred F Registrable Securities, if any, seeking registration under this Section 2.3 on a pro rata basis based on the total number of Registrable Securities, other than Preferred F Registrable Securities, requested to be registered by the Holders, and fourth, to any other stockholder of the Company on a pro rata basis; provided, however that no such reduction shall reduce the securities being offered by the selling Holders to be included in the registration below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering, in which case the selling Holders may be excluded up to complete reduction. If any Holder or other stockholder disapproves of the terms of any such underwriting, such Holder or other stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least seven (7) days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of this Section 2.3, any Holder, such Holder and its Affiliates shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
(c)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.
2.4    Form S-3 Registration. In case the Company shall receive from any Qualified Holder a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Qualified Holder or Qualified Holders (an “S-3 Request”), the Company shall:

(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and
(b)    use commercially reasonable efforts, as soon as practicable, to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Qualified Holder’s or Qualified Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:
(i)    if Form S-3 is not available for such offering by the Holders; provided, however, to the extent that registration on Form S-3 is not available for any reason at the time of any S-3 Request made by the Initiating Preferred F Holder, the Company shall, to the extent the Company shall fail to have such Form S-3 available for such offering within 60 days following such S-3 Request, use commercially reasonable efforts to effect such registration on Form S-1, subject to all other applicable requirements and limitations set forth herein;
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of underwriters’ discounts or commissions) of less than five million dollars ($5,000,000);
(iii)    if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Qualified Holder or Qualified Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;
(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two or more registrations on Form S-3 for the Holders pursuant to this Section 2.4; provided, however, that the limitations in this Section 2.4(b)(iv) shall not apply to any S-3 Request made by the Initiating Preferred F Holder unless the Company has, within the twelve (12) month period preceding the date of such request, already effected (1) two or more registrations on Form S-3 for the Initiating Preferred F Holder pursuant to this Section 2.4; or (2) at least one registration on Form S-3 for the Initiating Preferred F Holder pursuant to this Section 2.4 and one registration on Form S-3 for any of the Holders in which the Initiating Preferred F Holder also participated;
(v)    in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
(vi)    if within thirty (30) days of receipt of a written request from a Qualified Holder or from Qualified Holders pursuant to this Section 2.4, the Company gives notice to such Qualified Holder or Qualified Holders of the Company’s intention to make a public offering, other than pursuant to a Special Registration Statement within ninety (90) days.
(c)    Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Qualified Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.
(d)    In addition, the Initiating Preferred F Holder shall have the right to require that the Company file registration statements, including a shelf registration statement, and if the Company is a well-known seasoned issuer, an automatic shelf registration statement provided such automatic shelf registration statement is then available for use by the Company, on Form S3 or any successor form under the Securities Act covering all or any part of their affiliates’ Registrable Securities, all subject to the applicable terms and conditions set forth in this Section 2.4.
2.5    Expenses of Registration. Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Applicable Initiating Holders or Qualified Holders, as applicable, (in which case the Holders shall bear such expenses) unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Qualified Holders or Applicable Initiating Holders, as applicable, were not aware at the time of such request, or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) or 2.4(b)(iv), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is not required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) or (c) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2(c)(ii) or 2.4(b)(iv), as applicable, to undertake any subsequent registration.
2.6    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive thirty (30) days with the consent of the holders of sixty- six and two-thirds percent (66-2/3%) of the Registrable Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed 120 days in the aggregate. If so directed by the Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.
(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.
(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)    Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, except for those jurisdictions in which the Company is already subject to service of process and except as may be required by the Securities Act.
(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
(g)    Use its commercially reasonable efforts to cause all such Registrable Securities registered pursuant to this Section 2 to be listed on each securities exchange or quotation system (if any) on which similar securities issued by the Company are then listed or quoted.
(h)    Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Section 2 and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
(i)    Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.
2.7    Delay of Registration; Furnishing Information.
(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 with respect to the Registrable Securities of any selling Holder that such selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)    The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, as applicable.
2.8    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:
(a)    To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the partners, management company, members, managers, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any free writing prospectus used in connection with any offering, including but not limited to, any free writing prospectus used by the Company, the underwriters or the Holders, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement or (iv) any written information provided by the Company or at the written instruction of the Company to any person or entity participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading; and the Company shall reimburse each such Holder, partner, management company, member, manager, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, management company, member, manager, officer, director, underwriter or controlling person of such Holder.
(b)    To the extent permitted by law, each Holder shall, if Registrable Securities requested to be registered by such Holder are included in the securities as to which such registration qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, management companies, members, managers, directors or officers or any person who controls such other Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, management company, member, manager, director, officer or controlling person of such other Holder or any of the forgoing persons, may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or any free writing prospectus used in connection with such offering, including but not limited to, any free writing prospectus used by the Company, the underwriters, the

Holders, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement, or (iv) any written information provided at the written instruction of the Company to any person or entity participating in the offer at the point of sale containing any untrue statement or alleged untrue statement of any material fact or omitting or allegedly omitting any material fact required to be included in such information or necessary to make the statements therein not misleading (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, management company, member, manager, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.
(c)    Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
(d)    If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder; provided further that no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person or entity not guilty of such fraudulent misrepresentation.
(e)    The obligations and rights of the Company and the Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
2.9    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) acquires the greater of at least 5% of the Preferred Stock held by such Holder or capital stock of the Company representing at least 5% of the outstanding Common Stock of the Company, on an as-converted and as-exercised basis; or (d) is an Affiliate of such Holder; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree in a written instrument delivered to the Company to be bound by the obligations imposed upon the Holders hereof to the same extent as if such transferee were an original Holder hereunder.
2.10    Reserved.
2.11    “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not, without the prior written consent of the managing underwriter, sell, transfer, pledge, lend, offer, dispose or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities including securities convertible into or exercisable for Common Stock) of the Company held by such Holder (other than those included in the registration) during the one-hundred eighty (180) day period following the effective date of the Initial Offering (or such longer period, not to exceed eighteen (18) days after the expiration of the one-hundred eighty (180) day period, as the underwriters or the Company shall request in order to facilitate compliance with FINRA Rule 2711); provided, that, with respect to the foregoing sentence, all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Any discretionary waiver or termination of the restrictions imposed by this Section 2.11 by the Company or representatives of the underwriter(s) shall apply to the Investors pro rata based on the number of shares of Company Stock then held by such Investors (determined on an as-if converted basis).
2.12    Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations of the Holders described in Section 2.11 and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
2.13    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
2.14    Termination of Registration Rights. Subject to the protective provisions set forth in the Charter (including, without limitation, Section 2(c) of the Charter), the right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earliest of: (i) the date that is five (5) years following an Initial Offering, (ii) the date of any Liquidation Event, as defined in the Company’s Sixth Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Charter”), (iii) the date of the closing of an Acquisition or Asset Transfer, each as defined in the Charter, and (iv) the Company has completed its Initial Offering and all Registrable Securities of the Company issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes. For the avoidance of doubt, the indemnification provisions shall survive in accordance with Section 2.8.
2.15    Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders representing at least a majority of the shares of Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights pari passu or senior to those granted to the Holders hereunder, provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.17.
SECTION 3. COVENANTS OF THE COMPANY.
3.1    Basic Financial Information and Reporting.
(a)    The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with U.S. generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under U.S. generally accepted accounting principles consistently applied. For purposes of this Section 3.1(a), “Subsidiary” means any corporation or entity at least a majority of whose voting securities are at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries in the aggregate.
(b)    As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days thereafter, the Company will furnish each Investor, in its capacity as a holder of Preferred Stock, holding at least Three hundred thousand (300,000) shares of Preferred Stock (as adjusted for stock splits, stock dividends, recapitalizations, reclassifications, combinations and the like) and with respect to the Preferred F Investor, in its capacity as a holder of the Warrant, so long as it continues to hold the Warrant and such Warrant (i) has not expired and (ii) is exercisable for at least 30% of the Initial Warrant Shares (as such term is defined in the Warrant) (each a “Major Investor”, and collectively, the “Major Investors”), a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such fiscal year, and a consolidated statement of income and a statement of cash flows of the Company and its Subsidiaries, for such year, all prepared in accordance with U.S. generally accepted accounting principles consistently applied (except as noted therein) audited by an accounting firm of national repute and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.
(c)    As soon as practicable after the end of each fiscal year of the Company, and in any event within sixty (60) days thereafter, the Company will furnish each Major Investor a consolidated unaudited balance sheet of the Company, as at the end of such fiscal year, and a consolidated unaudited statement of income and a statement of cash flows of the Company and its Subsidiaries, for such year, all prepared in accordance with U.S. generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.
(d)    The Company shall furnish to each Major Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and an unaudited consolidated statement of income and an unaudited consolidated statement of cash flows, and stockholders’ equity of the Company for such period and for the period from the beginning of the then current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles (with the exception that no footnotes required under generally accepted accounting principles may be included and “year-end” audit adjustments may not have been made). Such quarterly report, which will be delivered on behalf of the Company by its chief financial officer, controller or other similar executive officer, will include a narrative, summary description of the Company’s operations for such quarter, indicating whether the Company is materially in compliance with this Agreement and other material agreements and discussing any material variances from the Company’s operating plan.
(e)    The Company shall furnish to such Major Investor, as soon as practicable after the end of the each quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days thereafter, a capitalization table of the Company in reasonable detail, which will be delivered on behalf of the Company by its chief financial officer, controller or other similar executive officer.
(f)    The Company shall furnish to each Major Investor, as soon as practicable, but in any event within 30 days prior to the end of each fiscal year, an annual budget and operating plan for the next fiscal year (and as soon as available, any subsequent revisions thereto). The annual operating plan, which will be delivered on behalf of the Company by its chief financial officer, controller or other similar executive officer, will include, without limitation, (i) projected balance sheets, statements of income, statements of shareholders’ equity, and statements of cash flows, on a monthly basis for the upcoming fiscal year, together with underlying assumptions and a narrative description of the operating plan and (ii) projections for the fiscal year thereafter, in the same format as the financial statements referred to in Section 3.1(b) above.
(g)    The Company shall deliver to each Major Investor, prompt notice of any default of the Company or any Subsidiary under any bond, note, indenture or other debt instrument representing indebtedness for borrowed money in excess of $250,000 and of any acceleration of indebtedness which may result therefrom.
(h)    With reasonable promptness, such other reasonable information respecting the business, properties or the condition or operations, financial or other, of the Company or any Subsidiary as any Major Investor may from time to time reasonably request.
3.2    Inspection Rights. Each Major Investor shall have the right, at its own expense, to visit and inspect any of the properties, books and records of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to any person or entity determined to be a competitor of the Company, in the good faith judgment of the Board (including such determination by at least three (3) of the Preferred Directors), or with respect to information which the Board (including determination by at least three (3) of the Preferred Directors) determines in good faith is confidential (unless covered by an enforceable confidentiality agreement, in form reasonably acceptable to the Company) or attorney-client privileged and should not, therefore, be disclosed. For purposes of clarification, Sapphire Ventures Fund II, L.P. (“Sapphire Ventures”) only, excluding its Affiliates, shall not be deemed a competitor of the Company.
3.3    Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor pursuant to this Agreement that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, management company, member, manager, subsidiary or parent of such Investor as long as such partner, management company, member, manager, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 3.3 or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated to such Investor by the Company; or (v) as required by applicable law. Notwithstanding anything in this Agreement to the contrary, this Section 3.3 shall not apply to Intel Corporation, Intel Capital Corporation or their affiliates (collectively, “Intel”), and Intel’s confidentiality obligations shall instead be governed solely by the terms of that certain Corporate Non- Disclosure Agreement No.2686724, dated March 16, 2007, executed between the Company and Intel Corporation, as amended, and any waiver, amendment or termination of this sentence shall require the written consent of Intel.
3.4    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of Preferred Stock, such number of shares of Common Stock issuable from time to time upon such conversion.
3.5    Non-Competition/Non-Solicitation Agreements. The Company shall require the Founders and any other senior officers or key employees of the Company designated by the Major Investors to enter into an agreement, which agreement shall include customary one-year non-competition and non-solicitation provisions, in form and substance reasonably acceptable to the Major Investors (so long as they continue to hold shares of capital stock of the Company).
3.6    Director and Officer Insurance.
(a)    The Company shall maintain in full force and effect:
(i)    director and officer liability insurance on terms and in an amount to be determined by the Board (including the affirmative approval of at least two (2) of the Preferred Directors); provided that such insurance shall have coverage limits of at least five million dollars ($5,000,000) per occurrence and in the aggregate for the annual policy period, or such other coverage limits as may be reasonably determined by the Board (including the affirmative approval of at least three (3) of the Preferred Directors) to be acceptable; and
(ii)    life insurance for each of the Founders with an underwriter and with terms acceptable to the Board, including coverage limits of at least one million dollars ($1,000,000) per Founder, or such other coverage limits as may be reasonably determined by the Board to be acceptable (including the affirmative approval of at least three (3) of the Preferred Directors).
(b)    If requested in writing by any Preferred Director, the Company will add one designee of the holders of a majority of the Series A Stock, one designee of the holders of a majority of the Series B Stock, one designee of the holders of a majority of the Series C Stock, one designee of the holders of a majority of the Series D Stock, one designee of the holders of a majority of the Series D-1 Stock, one designee of the holders of a majority of the Series E Stock, and one designee of the holders of a majority of the Series F Stock as notice parties for such policies and shall request that the issuer(s) of such policies provide such designees with ten (10) days notice before any such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof. In the event of a Change in Control (as defined below), proper provisions shall be made so that successors of the Company assume the Company’s obligations with respect to the maintenance of such policies.

3.7    Proprietary Information and Inventions Agreement. The Company shall require all current and former Founders, employees and consultants with access to confidential information or trade secrets of the Company to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form approved by the Board (including the affirmative approval of at least two (2) of the Preferred Directors).
3.8    Stock Vesting. Unless otherwise approved by the Board (including the affirmative approval of at least three (3) of the Preferred Directors), all stock options and other stock equivalents issued after the date of this Agreement to employees shall be subject to vesting as follows: (a) one quarter (1/4) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) the remaining three quarters (3/4) of such stock shall vest monthly over the following thirty-six (36) months. Unless otherwise approved by the Board (including the affirmative approval of at least three (3) of the Preferred Directors), all such options and other stock equivalents that are not yet vested shall immediately and automatically expire upon such person’s termination of employment or service with the Company, with or without cause. Other than as determined by the Board (including the affirmative approval of at least three (3) of the Preferred Directors), there shall be no accelerated vesting of any stock options or stock option equivalents issued after the date of this Agreement to any officers, employees, directors, consultants or other service providers.
3.9    Option Pool Increase. Immediately following the Initial Closing, the Company shall reserve an additional number of 1,049,851 shares of its Common Stock for issuances to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary of the Company, pursuant to (i) stock purchase, (ii) stock option plans or (iii) other arrangements that are approved by the Board (including the affirmative vote of at least three (3) of the Preferred Directors).
3.10    Directors’ Liability and Indemnification. The Company’s Charter and Bylaws shall provide (a) for elimination of the liability of directors and officers to the maximum extent permitted by law and (b) for indemnification of directors and officers for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use commercially reasonable efforts to at all times maintain indemnification agreements substantially in the form attached as Exhibit B hereto with each of its directors, observers and officers to indemnify such directors, observers and officers to the maximum extent permissible under applicable law.
3.11    Repurchases by the Company of Founders' Stock.
(a)    Reserved.
(b)    Additional Repurchase of Founders' Stock.
(i)    The Investors acknowledge that, subject to the terms and conditions set forth in this Section 3.11(b), at one or more closing(s), which may occur at any time prior to the Company’s Initial Offering (the “New Designated Series A-1 Stock Subsequent Closing(s)”), the Company shall be entitled to issue and/or sell up to 350,000 New Designated Series A-1 Stock (as such term is defined below), to one or more purchaser(s) (the “New Designated Series A-1 Stock Purchaser(s)”). The identity of each of the New Designated Series A-1 Stock Purchasers and the price per share to be paid for the New Designated Series A-1 Stock shall be subject to the approval of the Board (the “New Designated Series A-1 PPS”). For the avoidance of any doubt, the New Designated Series A-1 Stock Purchaser(s) shall not be entitled to designate a member of the Board nor shall they be entitled to any observation rights, unless otherwise approved by the Board. The aggregate consideration to be paid by the New Designated Series A-1 Stock Purchasers for the aggregate New Designated Series A-1 Stock shall be referred to collectively herein, as the “New Designated Series A-1 Investment Amount”. The issuance and/or sale of the New Designated Series A-1 Stock shall be effectuated by separate agreement(s) to be entered into by and between the Company and the New Designated Series A-1 Stock Purchasers. For the purposes hereof, the term “New Designated Series A-1 Stock” means a new series of preferred stock, which shall have the same rights, obligations, preferences, privileges and restrictions as the rights, obligations, preferences, privileges and restrictions of the Series A Preferred Stock, including, without limitation, in terms of voting, preferences, priorities and conversion rights, except that the original issue price of the New Designated Series A-1 Stock shall be the New Designated Series A-1 PPS. The New Designated Series A-1 Stock shall be pari passu with the Series A Preferred Stock and shall be designated as Series

A-1 Preferred Stock. The New Designated Series A-1 Stock will be deemed to be one class with the Series A Preferred Stock and shall vote together with the Series A Preferred Stock as a single class. For the purposes hereof, the term “New Designated Series A-1 Transactions” shall mean the transactions for the issuance and sale of the New Designated Series A-1 Stock, including, without limitation, the creation and authorization of the New Designated Series A-1 Stock and any and all transactions and actions which are required to effectuate the issuance and sale of the New Designated Series A-1 Stock.
(ii)    Without derogating from the provisions set forth in Section 3.11(a) above, the Company and the Investors hereby acknowledge that, if and to the extent the Company shall raise any amount of the New Designated Series A-1 Investment Amount, then, the Company shall, subject to the approval of the Board and compliance with applicable law, including U.S. federal and state securities laws and the Delaware General Corporation Law, offer to each Founder the right to sell back to the Company additional shares of Common Stock of the Company held by the Founders, on a pro rata basis, at a price per share that is equal to the New Designated Series A-1 PPS paid by the New Designated Series A-1 Stock Purchaser(s). In no event shall the number of shares of Common Stock to be so repurchased from the Founders exceed the actual number of the New Designated Series A-1 Stock issued and/or sold by the Company at any such New Designated Series A-1 Stock Subsequent Closing(s). Any such repurchase shall be effectuated by separate agreement(s) to be entered into by and between the Company and the Founders.
(iii)    In the event a New Designated Series A-1 Transaction is to take place, each Investor hereby agrees to vote (or to consent pursuant to an action by written consent) all shares of capital stock held by such Investor in favor of (i) the creation and authorization of the New Designated Series A-1 Stock; (ii) the issuance of the New Designated Series A-1 Stock; and (iii) any other action and/or resolution that is reasonably required under the Charter, the Related Agreements or any applicable law to consummate the New Designated Series A-1 Stock Transaction, so long as the New Designated Series A-1 Stock and New Designated Series A-1 Stock Transaction reflect the terms set forth in 3.11(b)((ii) above. Each Investor further agrees that upon its failure to vote all shares of capital stock held by such Investor in accordance with the terms of this Section 3.11(b)(iii), such Investor hereby grants to a stockholder designated by the Board a proxy coupled with an interest in all shares of capital stock owned by such Investor, which proxy shall be irrevocable until the Company’s Initial Offering, to vote all such shares of capital stock owned by such Investor in the manner provided in this Section 3.11(b)(iii).
(c)    United States Tax Treatment. With respect to any repurchases of shares of Common Stock of the Company made pursuant to Section 3.11(b), so long as doing so will not be adverse to the Company, the Company will include appropriate provisions in its repurchase agreements with the Founders who are United States taxpayers as suggested by United States tax counsel after consultation with the Board concerning the U.S. federal income tax treatment of the repurchases.
3.12    Termination of Covenants. Subject to the protective provisions set forth in the Charter (including, without limitation, Section 2(c) of the Charter), all covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Sections 3.3, 3.4, 3.6, 3.7 and 3.10) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering (provided that with respect to the Preferred F Investor, the foregoing covenants shall expire and terminate upon the effective date of the registration statement pertaining to an Initial Offering in which the Preferred F Stock converts into shares of Common Stock) or (ii) upon a “Liquidation Event”, an “Acquisition” or an “Asset Transfer”, each as defined in the Company’s Charter as in effect as of the date hereof and sometimes referred to herein as a “Change in Control.”
3.13    Negative Covenants. So long as holders of Preferred Stock are entitled to elect a Series A Director, a Series B Director, a Series C/D/D-1 Director, a Series E Director, or a Series F Director, as the case may be, the Company covenants with the Investors that in addition to any other vote required by law or the Charter or the Bylaws of the Company, without the prior approval of a majority of the whole Board, which majority shall include the affirmative vote of at least three (3) of the Preferred Directors, the Company shall not:
(a)    hire, terminate or change the compensation of any executive officer or director of the Company, including, without limitation, the grant or issuance of any stock, stock option or other equity incentive;

(b)    adopt or amend any stock option or other equity incentive plan;
(a)    guarantee, directly or indirectly, any indebtedness of any other person or entity, except for trade accounts of the Company or any Subsidiary arising in the ordinary course of business;
(b)    make any loan or advance or otherwise incur any indebtedness in excess of an aggregate of one hundred thousand dollars ($100,000) not already included in a Board approved (including the affirmative vote of at least two (2) of the Preferred Directors) budget, other than trade credit incurred in the ordinary course of business;
(c)    own any stock or other securities of, any Subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;
(d)    make any loan or advance to any individual, including, without limitation, any officer, employee or director of the Company, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or equity incentive plan approved by the Board (including the affirmative vote of at least two (2) of the Preferred Directors);
(e)    enter into or be a party to any transaction with any Company director, officer, employee (management or otherwise), consultant or “associate” (as defined in Rule 12(b)(2) promulgated under the Exchange Act) of any such person, except for (i) transactions contemplated by this Agreement (including transactions contemplated by Section 3.11) or the Purchase Agreement, (ii) transactions resulting in payments to or by the Company in an amount less than fifty thousand dollars ($50,000) per year, or (iii) transactions made in the ordinary course of business pursuant to reasonable requirements of the Company’s business and upon fair and reasonable “arms length” terms and that are approved by affirmative vote of a majority of the Board (including the affirmative vote of at least two (2) of the Preferred Directors);
(f)    make, any investment, through the direct or indirect holding of securities or otherwise, other than investments in prime commercial paper, money market funds, certificates of deposits in any United States bank having a net worth in excess of one hundred million dollars ($100,000,000) or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;
(g)    sell, transfer, or grant a worldwide exclusive license with respect to all or substantially all of the Company’s technology or intellectual property rights or other similar assets of the Company, other than licenses granted in the ordinary course of business; or
(h)    change the principal business of the Company, enter into new lines of business, or exit the Company’s current line of business.
3.14    Retained Dividends. For the purposes of the Charter, (i) the “Series D-1 Retained Dividends” with respect to each share of the Series D-1 Preferred Stock shall be the applicable amount set forth opposite such applicable share on the Schedule of Retained Dividends (as such term is defined below) (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the date hereof); (ii) the “Series D Retained Dividends” with respect to each share of the Series D Preferred Stock shall be the applicable amount set forth opposite such applicable share on the Schedule of Retained Dividends (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the date hereof); (iii) the “Series C Retained Dividends” with respect to each share of the Series C Preferred Stock shall be the applicable amount set forth opposite such applicable share on the Schedule of Retained Dividends (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the date hereof); (iv) the “Series B Retained Dividends” with respect to each share of the Series B Preferred Stock shall be the applicable amount set forth opposite such applicable share on the Schedule of Retained Dividends (in each case, as adjusted for any applicable stock dividends, combinations, splits, recapitalizations and the like after the date hereof); and (v) the schedule of retained dividends (the “Schedule of Retained Dividends”) shall be the schedule attached hereto as Exhibit C.

SECTION 4. RIGHTS OF FIRST OFFER.
4.1    Subsequent Offerings. Subject to the terms and conditions herein and any applicable securities laws, each Major Investor shall have a right of first offer (preemptive rights) to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.7 hereof. Each Major Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares or upon the exercise of outstanding warrants or options, but excluding any Common Stock issuable or issued upon conversion of the Series F Stock and treating the Warrant for such purpose as if it was exercised on the applicable date ) of which such Major Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options, but excluding any Common Stock issuable or issued upon conversion of the Series F Stock and treating the Warrant for such purpose as if it was exercised on the applicable date) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other equity security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other equity security of the Company (including any option to purchase such a convertible security), (iii) any equity security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security of the Company or (iv) any warrant or other right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security of the Company.
4.2    Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice (the “Company Notice”) of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fourteen (14) days from the giving of such Company Notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the Company Notice by giving written notice to the Company (the “Initial Purchase Notice”) and stating therein the quantity of Equity Securities to be purchased up to such Major Investor’s pro rata share and delivering payment of the purchase price by check or wire transfer at the time of the scheduled closing therefor, which, subject to Section 4.3, shall be no later than thirty (30) days after delivery of the Initial Purchase Notice, and at such time the Company shall deliver to such Major Investors the certificate(s) representing the shares of Equity Securities to be purchased by such Major Investors, each certificate to be properly endorsed for transfer. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale. Any Major Investor that fails to respond to the Company Notice within the aforesaid fourteen (14) day period shall be deemed to have waived its preemptive rights in full in connection with the Company Notice.
4.3    Overallotment. In the event that not all of the Major Investors elect to purchase their pro rata share of the Equity Securities available pursuant to their rights under Section 4.2 within the time period set forth therein (collectively, the “Non- Participating Investors”), then the Company shall promptly give written notice (the “Overallotment Notice”) to each of the Major Investors who is a holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock Series E Preferred Stock and/or the Warrant (to the extent the Warrant has not expired and is exercisable at such date for at least 30% of the Initial Warrant Shares) and who has elected to purchase all of its pro rata share pursuant to Section 4.2 (each, a “Fully Participating Investor”) which notice shall set forth the number of shares of Equity Securities not purchased by the Non-Participating Investors, in their capacity as holders of Series B Preferred Stock and/or Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and/or Series E Preferred Stock and/or the Warrant (to the extent the Warrant has not expired and is exercisable at such date for at least 30% of the Initial Warrant Shares), as the case may be (the “Unsubscribed Shares”), and shall offer such Fully Participating Investors the right to acquire such Unsubscribed Shares. Each Fully Participating Investor shall have five (5) business days after receipt of the Overallotment Notice to deliver a written notice to the Company (each, a “Participating Investors Overallotment Notice”) indicating the maximum number of Unsubscribed Shares that such Fully Participating Investor desires to purchase, and each such Fully Participating Investor shall be entitled to purchase such number of Unsubscribed

Shares on the same terms and conditions as set forth in the Company Notice. In the event that the Fully Participating Investors desire, in the aggregate, to purchase Unsubscribed Shares in excess of the total number of available Unsubscribed Shares, then the number of Unsubscribed Shares that each Fully Participating Investor may purchase shall be reduced on a pro rata basis. The Fully Participating Investors shall then effect the purchase of the Unsubscribed Shares, including payment of the purchase price by check or wire transfer at the time of the scheduled closing therefor, which shall be no later than fifteen (15) days after delivery of the Participating Investors Overallotment Notice, and at such time, the Company shall deliver to the Fully Participating Investors the certificate(s) representing the Unsubscribed Shares to be purchased by the Fully Participating Investors, each certificate to be properly endorsed for transfer.
4.4    Issuance of Equity Securities to Other Persons. In the event that the Major Investors fail to exercise their respective rights under Sections 4.2 and 4.3 to purchase all of the Equity Securities subject thereto, following the partial exercise or expiration of the rights of purchase set forth in Sections 4.2 and 4.3, the Company shall have sixty (60) days thereafter to sell the Equity Securities in respect of which the Major Investor’s rights were not exercised, at a price not lower and upon general terms and conditions not materially more favorable to the purchasers thereof than specified in the Company Notice delivered to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within the timeframe provided in the foregoing sentence, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.
4.5    Termination and Waiver of Rights of First Offer. Subject to the protective provisions set forth in the Charter (including, without limitation, Section 2(c) of the Charter), the rights of first offer established by this Section 4 shall not apply to, and shall terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering (provided that with respect to the Series F Investor, the foregoing rights shall terminate upon the Company’s Initial Offering pursuant to which the Series F Preferred Stock converts to Common Stock) or (ii) an Acquisition or Asset Transfer. Notwithstanding anything to the contrary herein, if a Major Investor fails to fully exercise its rights of first offer established by this Section 4 in connection with any issuance of Equity Securities (other than in connection with issuance of (i) Equity Securities which shall occur during a period commencing on the date of the Closing and ending upon the lapse of twelve (12) months following the date of the Closing; or (ii) any New Designated Series A-1 Stock that may be issued and/or sold by the Company pursuant to the terms and conditions of Section 3.11 above), such rights of first offer will expire and be of no further force or effect (i.e. such Major Investor shall lose its rights of first offer) with respect to any future issuance of Equity Securities. Following any such termination, such Major Investor shall no longer be deemed a “Major Investor” for any purpose of this Section 4; provided, that the foregoing shall have no effect on the status of such Major Investor as a “Major Investor” under any section of this Agreement other than this Section 4.
4.6    Reserved.
4.7    Excluded Securities. The rights of first offer established by this Section 4 shall have no application to any of the following Equity Securities:
(a)    shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any Subsidiary, pursuant to (i) stock purchase, (ii) stock option plans or (iii) other arrangements that are approved by the Board (including the affirmative vote of at least two (2) of the Preferred Directors);
(b)    any Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants, debentures or convertible securities outstanding as of the date of this Agreement;
(c)    any Equity Securities issued in connection with bona fide business acquisition of or by the Company, whether by merger, consolidation, acquisition, sale of assets, sale or exchange of stock, acquisition, strategic alliance or similar business combination approved by the Board including the affirmative vote of at least two (2) of the Preferred Directors;

(d)    any Equity Securities issued upon conversion of Preferred Stock or as a dividend or distribution on the Preferred Stock;
(e)    any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, loan or credit arrangement, or debt financing from a bank or similar financial or lending institution approved by the Board including the affirmative vote of at least two (2) of the Preferred Directors;
(f)    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act or equivalent securities law of other jurisdiction;
(g)    any Equity Securities issued by the Company to strategic investors with the approval of the Board, including the affirmative vote of at least two (2) of the Preferred Directors;
(h)    any stock issued in connection with stock dividends, combinations, stock splits, recapitalizations and reclassification events and which are excluded from the definition of Additional Shares of Common Stock (as defined in the Charter); and Agreement.
(i)    any Equity Securities issued by the Company pursuant to the terms and conditions of the Purchase
SECTION 5. BOARD OF DIRECTORS.
5. 1    Voting. Each of the Investors agrees to hold all shares of voting capital stock of the Company now owned or hereinafter acquired by it (including but not limited to all shares of Common Stock issued upon conversion of the shares registered in its name or beneficially owned by it as of the date hereof and any and all other securities of the Company legally or beneficially acquired by the Investors after the date hereof) subject to, and to vote such shares in accordance with, the provisions of this Agreement.
5.2    Board Committees. So long as holders of Preferred Stock are entitled to elect a Series A Director, a Series B Director, a Series C/D/D-1 Director, a Series E Director and/or a Series F Director, in accordance with the provisions of the Charter, any committee of the Board shall include the Series A Director, the Series B Director, Series C/D/D-1 Director, Series E Director and the Series F Director.
5.3    Meetings. The Board shall meet no less than one (1) time per two-months, unless otherwise agreed by a majority of the Board. Board meetings shall take place in person, or may take place telephonically if agreed by a majority of the Board, including the affirmative vote of at least one (1) of the Preferred Directors. Any member of the Board may demand convening a meeting of the Board.
5.4    Observer Rights.
(a)    For so long as the shares of the Series A Stock constitute 8% or more of the issued and outstanding share capital of the Company (excluding the shares of Preferred F Stock and treating the Warrant, for such purpose, as if it was exercised on the applicable date of such calculation), the holders representing a majority of the Series A Stock, voting as a separate class, shall be entitled to designate one (1) non-voting observer, which designee, subject to a customary confidentiality undertaking by such designee, shall have customary observer rights, including without limitation the right to receive all notices, minutes, consents and any other materials which the Company provides to its Board (including committees thereof) and the right to attend, but not vote at, all meetings of the Board (including executive sessions and committee meetings), provided that the Board, acting in good faith, may, where the Board considers it reasonably necessary to do so in order to preserve legal professional (or attorney/client) privilege, to avoid a conflict of interests or to protect information that it reasonably considers to be a trade secret or similar confidential information, exclude such observer from any meeting or part thereof or to refrain from providing such observer with certain information or documentation.
(b)    For so long as the shares of Series B Stock constitute 5% or more of the issued and outstanding share capital of the Company (excluding the shares of Preferred F Stock and treating the Warrant, for such purpose, as if it was exercised on the applicable date of such calculation), the holders representing a majority of the Series B Stock, voting as a separate class, shall be entitled to designate one (1) non-voting observer, which designee, subject to a customary confidentiality undertaking by such designee, shall have customary observer rights, including without limitation the right to receive all notices, minutes, consents and any other materials which the Company provides to its Board (including committees thereof) and, the right to attend, but not vote at, all meetings of the Board (including executive sessions and committee meetings), provided that the Board, acting in good faith, may, where the Board considers it reasonably necessary to do so in order to preserve legal professional (or attorney/client) privilege, to avoid a conflict of interests or to protect information that it reasonably considers to be a trade secret or similar confidential information, exclude such observer from any meeting or part thereof or to refrain from providing such observer with certain information or documentation.
(c)    For so long as the shares of Series C Stock constitute 5% or more of the issued and outstanding share capital of the Company (excluding the shares of Preferred F Stock and treating the Warrant, for such purpose, as if it was exercised on the applicable date of such calculation), the holders representing a majority of the Series C Stock, voting as a separate class, shall be entitled to designate one (1) non-voting observer, which designee, subject to a customary confidentiality undertaking by such designee (for the avoidance of doubt a confidentiality undertaking substantially similar to confidentiality undertaking set forth in the Management Rights Letter (as defined in the Purchase Agreement) shall be deemed to be customary for the purposes of this Agreement), shall have customary observer rights, including without limitation the right to receive all notices, minutes, consents and any other materials which the Company provides to its Board (including committees thereof) and, the right to attend, but not vote at, all meetings of the Board (including executive sessions and committee meetings), provided that the Board, acting in good faith, may, where the Board considers it reasonably necessary to do so in order to preserve legal professional (or attorney/client) privilege, to avoid a conflict of interests or to protect information that it reasonably considers to be a trade secret or similar confidential information, exclude such observer from any meeting or part thereof or to refrain from providing such observer with certain information or documentation.
(d)    For so long as Mitsui & Co. Venture Partners III, LLC (“Mitsui”) continues to hold Preferred Stock having an aggregate original purchase price of at least $4,000,000, it shall be entitled to designate one (1) non-voting observer, which designee, subject to a customary confidentiality undertaking by such designee, shall have customary observer rights, including without limitation the right to receive all notices, minutes, consents and any other materials which the Company provides to its Board (including committees thereof) and, the right to attend, but not vote at, all meetings of the Board (including executive sessions and committee meetings), provided that the Board, acting in good faith, may, where the Board considers it reasonably necessary to do so in order to preserve legal professional (or attorney/client) privilege, to avoid a conflict of interests or to protect information that it reasonably considers to be a trade secret or similar confidential information, exclude such observer from any meeting or part thereof or to refrain from providing such observer with certain information or documentation.
(e)    Notwithstanding anything to the contrary in this Agreement, the terms and conditions set forth in the Letter Agreement entered by and between the Company and Intel Capital Corporation (“Intel Capital”) on November 22, 2010, shall apply with respect to Intel Capital's entitlement to Board observation rights.
(f)    For so long as Sapphire Ventures continues to hold 2% or more of the issued and outstanding share capital of the Company (excluding the shares of Preferred F Stock and treating the Warrant, for such purpose, as if it was exercised on the applicable date of such calculation), it shall be entitled to designate one (1) non-voting observer, which designee, subject to a customary confidentiality undertaking by such designee, shall have customary observer rights, including without limitation the right to receive all notices, minutes, consents and any other materials which the Company provides to its Board (including committees thereof) and, the right to attend, but not vote at, all meetings of the Board (including executive sessions and committee meetings), provided that the Board, acting in good faith, may, where the Board considers it reasonably necessary to do so in order to preserve legal professional (or attorney/client) privilege, to avoid a conflict of interests or to protect information that it reasonably considers to be a trade secret or similar confidential information, exclude such observer from any meeting or part thereof or to refrain from providing such observer with certain information or documentation.
(g)    For so long as NGP III SPV continues to hold 2% or more of the issued and outstanding share capital of the Company (excluding the shares of Preferred F Stock and treating the Warrant, for such purpose, as if it was exercised on the applicable date of such calculation), it shall be entitled to designate one (1) non-voting observer, which designee, subject to a customary confidentiality undertaking by such designee, shall have customary observer rights, including without limitation the right to receive all notices, minutes, consents and any other materials which the Company provides to its Board (including committees thereof) and, the right to attend, but not vote at, all meetings of the Board (including executive sessions and committee meetings), provided that the Board, acting in good faith, may, where the Board considers it reasonably necessary to do so in order to preserve legal professional (or attorney/client) privilege, to avoid a conflict of interests or to protect information that it reasonably considers to be a trade secret or similar confidential information, exclude such observer from any meeting or part thereof or to refrain from providing such observer with certain information or documentation.
(h)    For so long as Goldman Sachs & Co. (“GS”) continues to hold the Warrant and such Warrant has not expired and is exercisable for at least 30% of the Initial Warrant Shares (as such term is defined in the Warrant), GS shall be entitled to designate one (1) non-voting observer, which designee, subject to a customary confidentiality undertaking by such designee, shall have customary observer rights, including without limitation the right to receive all notices, minutes, consents and any other materials which the Company provides to its Board (including committees thereof) and, the right to attend, but not vote at, all meetings of the Board (including executive sessions and committee meetings), provided that the Board, acting in good faith, may, where the Board considers it reasonably necessary to do so in order to preserve legal professional (or attorney/client) privilege, to avoid a conflict of interests or to protect information that it reasonably considers to be a trade secret or similar confidential information, exclude such observer from any meeting or part thereof or to refrain from providing such observer with certain information or documentation.
5.5    Expenses. The Company agrees to reimburse the designated directors and observers for all reasonable documented expenses incurred by such directors and observers in connection with any Board or Board committee meetings.
SECTION 6. MISCELLANEOUS.
6.1    Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in either (i) New York, New York; or (ii) Santa Clara County, California.
6.2    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.
6.3    Entire Agreement. This Agreement and the Exhibits hereto, along with the Purchase Agreement and the other documents delivered pursuant thereto (the “Related Agreements”) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings relating to such subject matter, including, without limitation, the Prior Agreement, and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement and the Related Agreements.
6.4    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.5    Amendment and Waiver.
(a)    Amendment and Waiver. Any provision of this Agreement may be amended or modified and/or the observance thereof may be waived (either generally or only in a particular instance and either retroactively or prospectively) or this Agreement terminated, only with the written consent of (i) the Company, and (ii) the holders of a majority of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock (other than the Series F Stock) held by all Investors or upon exercise of the Warrant (voting as a single class and on an as-converted basis and treating the Warrant for such purpose as if it was exercised on the applicable date) provided however that any amendment, waiver or termination of any of Sections 2.2, 2.3, 2.4, 2.8, 2.14, Article 3, Article 4 and/or Article 5 and/or the definition of “Initiating Preferred F Holder(s)” and/or sub-section (b) of the definition “Qualified Holder(s)”, shall not be amended, modified, waived or terminate without the written consent of GS for so long as it continues to hold the Warrant or any capital stock of the Company; provided, further, that in each case solely with respect to amendments, waivers and/or terminations that do not in any way adversely affect the rights and/or obligations of GS, the written consent of GS shall not be required in connection with amendments, waivers or terminations of any section of this Agreement required with respect to the creation, issuance or authorization of additional equity securities of the Company (except for equity securities that are senior to or pari passu with the Series F Preferred Stock) and the addition of the holders of such equity securities as parties to this Agreement. Any amendment, waiver or termination effected in accordance with clauses (i) and (ii) of this Section 6.5 shall be binding upon each Investor, its successors and assigns and the Company. Notwithstanding the foregoing, in the event that any amendment hereof adversely affects the obligations or rights of (i) any stockholder of the Company or the holder of the Warrant (“Warrantholder”) in a manner different from other stockholders or imposes additional obligations or liabilities on such stockholder of the Company or the Warrantholder, such amendment shall also require the consent of such stockholder or the Warrantholder, as applicable; and (ii) the holders of any class or series of stock or the Warrantholder in a manner different from the other parties or stockholders, as applicable, or imposes additional obligations or liabilities on the holders of any class or series of stock or the Warrantholder, such amendment or waiver, as applicable, shall also require the consent of such Party or the holders of majority of such class or series of stock then outstanding or the Warrantholder, as applicable. Without limiting the generality of the foregoing, any portion of Section 5.4(d) may not be amended, waived or terminated without Mitsui’s prior written consent. Without limiting the generality of the foregoing, any portion of Section 5.4(f) may not be amended, waived or terminated without the prior written consent of Sapphire Ventures.
(b)    For the purposes of determining the number Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.
6.6    Waivers; Delays or Omissions. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.
6.7    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 250 Park Avenue South, 10th Floor New-York, NY 10003 and to any other party hereto at the address as set forth on the signature page or

Exhibits hereof or at such other address as the Company or such party may designate by ten (10) days advance written notice to the other parties hereto.
6.8    Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
6.9    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
6.10    Counterparts. This Agreement may be executed in two or more counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.11    Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
6.12    Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
6.13    Specific Performance. The parties hereto hereby agree that it is impossible to measure in money the damages which will accrue to a party hereto or to his or its successors or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his or its successors or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists. The remedies set forth in this Section 6.13 are in addition to, and not exclusive of, any and all other remedies that may be available at law.
6.14    Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein. Such amendment and restatement is effective upon execution of this Agreement in compliance with Section 6.5 of the Prior Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.
6.15    Termination. Except as set forth in Section 2.14 (with respect to termination of registration rights), Section 3.12 (with respect to termination of certain covenants) and Section 4.5 (with respect to termination of rights of first offer) hereof, subject to the protective provisions set forth in the Charter (including, without limitation, Section 2(c) of the Charter), the other terms of this Agreement shall terminate and be of no further force or effect upon the earliest of (i) an Acquisition or Asset Transfer (each as defined in the Company’s Charter), (ii) the date of any Liquidation Event, as defined in the Company’s Charter, and (iii) the date that is five (5) years following the closing of the Initial Offering.
6.16    Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Common Stock or Preferred Stock by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Common Stock or Preferred Stock, as the case may be, for purposes of this Agreement.
6.17    Additional Investors. Notwithstanding anything to the contrary contained herein but subject to the protective provisions set forth in the Charter, if the Company shall issue additional shares of its Preferred Stock

(including any shares of the New Designated Series A-1 Stock), any purchaser of such shares (including of the New Designated Series A-1 Stock) shall, to the extent not already a party to this Agreement, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Sixth Amended and Restated Investor Agreement as of the date first above written.

COMPANY:

KALTURA, INC

By:	/s/Ron Yenkutiel
Name:	Ron Yekutiel
Title:	Chief Executive Officer

/s/ Shay David
Name:	Dr. Shay David

/s/ Eran Etam
Name:	Eran Etam

/s/ Michal Tsur-Shalev
Name:	Dr. Michal Tsur-Shalev

/s/ Ron Yekutiel
Name:	Ron Yekutiel
Kaltura, Inc. - Sixth Amended and Restated Investor Rights Agreement

INVESTORS:

POINT 406 VENTURES I, L.P.

By:	406 VENTURES I GP, L.P.
Its:	General Partner

By:	406 VENTURES I GP, LLC
Its:	General Partner

By:	/s/ Greg Dracon
Name:	Greg Dracon
Title:	Member

POINT 406 VENTURES I-A, L.P.

By:	406 VENTURES I GP, L.P.
Its:	General Partner

By:	406 VENTURES I GP, LLC
Its:	General Partner

By:	/s/ Greg Dracon
Name:	Greg Dracon
Title:	Member

POINT203X2SPV, LLC

By:
Its:

By:
Its:

By:	/s/ Greg Dracon
Name:	Greg Dracon
Title:	Member
Kaltura, Inc. - Sixth Amended and Restated Investor Rights Agreement

INVESTORS:

NEXUS INDIA CAPITAL II, LP

By:	/s/ Naren Gupta

Name:	Naren Gupta

Title:	Managing Director

INTEL CAPITAL CORPORATION

By:	/s/ Abhay Gadkari

Name:	Abhay Gadkari

Title:	Director

MODEYSOFT LTD.

By:	/s/ Modeysoft LTD.
Name:
Title:

CORTEX SECURITY AND CONTROL SYSTEMS, INC.

By:	/s/ Michael Azouri
Name:	Michael Azouri
Title:

Name:	Yossi Cohen

/s/ Yaacov Neriah
Name:	Dr. Yaacov Neriah

/s/ Miri Azouri
Name:	Miri Azouri

/s/ Dror Dotan
Name:	Dror Dotan
Kaltura, Inc. - Sixth Amended and Restated Investor Rights Agreement

INVESTORS:

MITSUI & CO. VENTURE PARTNERS III, LLC
By: Mitsui & Co. Global Investment, Inc.
Its: Manager

By:	/s/ Shinya Imai

Name:	Shinya Imai

Title:	President & CEO

Sapphire Ventures Fund II, L.P., a Delaware limited partnership

By: Sapphire Ventures (GPE) II, L.L.C., a Delaware limited liability company its general partner

By:	/s/ Nino Marakovic
Name:	Nino Marakovic
Title:	Managing Member

By:	/s/ David Hartwig
Name:	David Hartwig
Title:	Managing Member

NGP III SPV

By:	/s/ Bo Ilsoe
Name:	Bo Ilsoe
Title:	A-Director

Avalon Ventures, VII, L.P.

By:	Avalon Ventures VII, GP, L.L.C.
Its:	General Partner

By:	/s/ Stephen L. Tomlin
Name:	Stephen L. Tomlin
Title:	Managing Member
Kaltura, Inc. - Sixth Amended and Restated Investor Rights Agreement

INVESTORS:

Commonfund Capital Venture Partners X, L.P.

By: Fairfield Partners 2012 L.P., its General Partner
By: Fairfield Partners 2012 GP LLC, its General Partner

By:	/s/ Kent Scott
Name:	Scott, Kent
Title:	Commonfund Capital, Inc.

Gera Venture Fund

By:
Name:
Title:

Luminari Capital, L.P.

By:	/s/ Daniel Leff
Name:	Daniel Leff
Title:	Managing Partner
Kaltura, Inc. - Sixth Amended and Restated Investor Rights Agreement

INVESTORS:

GOLDMAN SACHS & CO.

By:	/s/ Hillel Moerman
Name:	Hillel Moerman
Title:	Managing Director
Kaltura, Inc. - Sixth Amended and Restated Investor Rights Agreement

EXHIBIT A
LIST OF INVESTORS
AVALON VENTURES VII, L.P.
1134 Kline Street
La Jolla, CA 92037
Attn: Stephen L. Tomlin
POINT 406 VENTURES I, L.P.
POINT 406 VENTURES I-A, L.P.
POINT203X2SPV, LLC
470 Atlantic Avenue, 12th Floor
Boston, MA 02210
Attn: Maria Cirino
Yossi (Josef) Cohen
####
Dr. Yaacov Neriah
####
Modeysoft Ltd.
25 Rothchild Blvd., Tel Aviv, Israel
Cortex Security and Control Systems Inc.
1200 Eglington Ave. E., Suite 202, Toronto Ontario, M3C 1H9, Canada
MITSUI & CO. VENTURE PARTNERS III, LLC
525 Middlefield Road, Menlo Park, California 94025
Miri Azouri
####
Dror Dotan
####
Nexus India Capital II, LP
2200 Sand Hill Road, Suite 230
Menlo Park, CA 94025
Attention: Naren Gupta
Intel Capital Corporation
c/o Intel Corporation
Attn: Intel Capital Portfolio Manager
2200 Mission College Blvd., M/S RN6-59
Santa Clara, CA 95054-1549
Fax Number: (408) 653-6796
With a copy by e-mail to:portfolio.manager@intel.com
Sapphire Ventures Fund II, L.P.
3408 Hillview Avenue
Palo Alto, California USA 94304
NGP III SPV
11-13, Boulevard de la Foire, 1528 Luxembourg
Attn.: Mr Bo Ilsoe

Commonfund Capital Venture Partners X, L.P.
c/o Commonfund Capital, Inc.
15 Old Danbury Road
Wilton, CT 06897
Attn: Brijesh Jeevarathnam
Gera Venture Fund
Av. Epitácio Pessoa, 1674/302 - Ipanema
Zip Code: 22.411-071 - Rio de Janeiro/RJ, Brazil
Attention: Leila Najberg Orenstein (+55 21 3202-8858)
Luminari Capital, L.P.
611 Santa Cruz Ave., Suite 203, Menalo Park, CA 94025
Goldman Sachs & Co.
200 West Street
New York, NY 10282
Attention: Holger Staude
With a copy to:
Latham & Watkins LLP
200 Clarendon Street
Boston, MA 02116
Attn: Alexander B. Temel

EXHIBIT B
FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT C
SCHEDULE OF RETAINED DIVIDENDS

AMENDMENT NO. 1
TO THE
SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
This Amendment No. 1 to the Sixth Amended and Restated Investor Rights Agreement (this “Amendment”) is entered into as of March 18, 2021 by and among Kaltura, Inc., a Delaware corporation (the “Company”), and each of the investors party to the Investor Rights Agreement (as defined below) (collectively, the “Investors”). Capitalized terms used and not defined herein shall have the meaning set forth in the Investor Rights Agreement.
WHEREAS, the Company and the Investors previously entered into a Sixth Amended and Restated Investor Rights Agreement, dated as of July 22, 2016 (together with all schedules and exhibits thereto, the “Investor Rights Agreement”); and
WHEREAS, the Company and the undersigned Investors desire to amend, and constitute the parties required to amend, pursuant to section 6.5 thereof, the Investor Rights Agreement as set forth below.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.
1.    Amendments.
(a)    The definition of “Registrable Securities” set forth in paragraph (q) of Section 1.1 of the Investor Rights Agreement is hereby amended to read as follows:
(q) “Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Preferred Stock, and any other shares of Common Stock acquired by the Investors prior to the closing of the Initial Offering, (b) Common Stock acquired by the Founders prior to the closing of the Initial Offering, and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant (including, without limitation, the Warrant), right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned, or (iii) that have ceased to be “Registrable Securities” pursuant to Section 2.14 of this Agreement.
(b)    Section 2.1 of the Investor Rights Agreement is hereby amended to add the following as paragraph (f):
(f)    Termination of Restrictions on Transfer. The provisions set forth in paragraphs (a) through (e) of this Section 2.1 shall terminate and be of no further force or effect upon the effective date of the registration statement pertaining to an

Initial Offering (provided that with respect to the Preferred F Investor, the foregoing covenants shall expire and terminate upon the effective date of the registration statement pertaining to an Initial Offering in which the Preferred F Stock converts into shares of Common Stock).
(c)    Section 2.14 of the Investor Rights Agreement is hereby amended to read as follows:
2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.2, Section 2.3, or Section 2.4 hereof shall terminate upon the earliest of: (i) the date that is five (5) years following an Initial Offering, (ii) the date of any Liquidation Event, as defined in the Company’s Sixth Amended and Restated Certificate of Incorporation, as may be amended from time to time (the “Charter”), (iii) the date of the closing of an Acquisition or Asset Transfer, each as defined in the Charter, and (iv) such time after the Company has completed its Initial Offering that all Registrable Securities issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 or another similar exemption under the Securities Act during any ninety (90) day period. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes. For the avoidance of doubt, the indemnification provisions shall survive in accordance with Section 2.8.
(d)    Section 3.12 of the Investor Rights Agreement is hereby amended to read as follows:
3.12 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3) shall expire and terminate as to each party hereto upon the earlier of (i) the effective date of the registration statement pertaining to an Initial Offering (provided that with respect to the Preferred F Investor, the foregoing covenants shall expire and terminate upon the effective date of the registration statement pertaining to an Initial Offering in which the Preferred F Stock converts into shares of Common Stock) or (ii) upon a “Liquidation Event”, an “Acquisition” or an “Asset Transfer”, each as defined in the Company’s Charter as in effect as of the date hereof and sometimes referred to herein as a “Change in Control.”
(e)    Section 4.5 of the Investor Rights Agreement is hereby amended to read as follows:
4.5 Termination and Waiver of Rights of First Offer. The rights of first offer established by this Section 4 shall not apply to, and shall terminate as to each party hereto upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering (provided that with respect to the Series F Investor, the foregoing rights shall terminate upon the Company’s Initial Offering pursuant to which the Series F Preferred Stock converts to Common Stock) or (ii) an Acquisition or Asset Transfer. Notwithstanding
2

anything to the contrary herein, if a Major Investor fails to fully exercise its rights of first offer established by this Section 4 in connection with any issuance of Equity Securities (other than in connection with issuance of (i) Equity Securities which shall occur during a period commencing on the date of the Closing and ending upon the lapse of twelve (12) months following the date of the Closing; or (ii) any New Designated Series A-1 Stock that may be issued and/or sold by the Company pursuant to the terms and conditions of Section 3.11 above), such rights of first offer will expire and be of no further force or effect (i.e. such Major Investor shall lose its rights of first offer) with respect to any future issuance of Equity Securities. Following any such termination, such Major Investor shall no longer be deemed a “Major Investor” for any purpose of this Section 4; provided, that the foregoing shall have no effect on the status of such Major Investor as a “Major Investor” under any section of this Agreement other than this Section 4.
(f)    Section 5 of the Investor Rights Agreement is hereby amended to add the following as Section 5.6:
5.6    Termination of Covenants Related to Board of Directors. All covenants of the Company contained in Section 5 of this Agreement shall terminate and be of no further force or effect upon the effective date of the registration statement pertaining to an Initial Offering (provided that with respect to the Preferred F Investor, the foregoing covenants shall expire and terminate upon the effective date of the registration statement pertaining to an Initial Offering in which the Preferred F Stock converts into shares of Common Stock).
(g)    Section 6.15 of the Investor Rights Agreement is hereby amended to read as follows:
6.15    Termination. Except as set forth in Section 2.1(f) (with respect to termination of restrictions on transfer), Section 2.14 (with respect to termination of registration rights), Section 3.12 (with respect to termination of certain covenants), Section 4.5 (with respect to termination of rights of first offer), and Section 5.6 (with respect to termination of covenants related to the Board of Directors) hereof, the other terms of this Agreement shall terminate and be of no further force or effect upon the earliest of (i) an Acquisition or Asset Transfer (each as defined in the Company’s Charter), (ii) the date of any Liquidation Event, as defined in the Company’s Charter, and (iii) the date that is five (5) years following the closing of the Initial Offering.
(h)    Section 6.17 of the Investor Rights Agreement is hereby amended to read as follows:
6.17    Additional Investors. Notwithstanding anything to the contrary contained herein but subject to the protective provisions set forth in the Charter, if the Company shall issue additional shares of its Preferred Stock prior to the closing of the Initial Offering (including any shares of the New Designated Series A-1 Stock), any purchaser of such shares (including of the New Designated Series
3

A-1 Stock) shall, to the extent not already a party to this Agreement, become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor” hereunder.
2.    Governing Law. This Amendment shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and to be performed entirely within Delaware, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Amendment, including without limitation to interpret or enforce any provision of this Amendment, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in either (i) New York, New York; or (ii) Santa Clara County, California.
3.    Counterparts. This Amendment may be executed in two or more counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
4.    No Further Modifications or Amendment. Except as amended hereby, the Investor Rights Agreement shall remain in full force and effect and the parties agree that no other modification or amendment exists or is valid or enforceable.
[remainder of page intentionally left blank]
4

IN WITNESS WHEREOF, the Company and each undersigned Investor have executed this Amendment as of the date first set forth above.

COMPANY:

KALTURA, INC.

By:	/s/ Ron Yekutiel
Name: Ron Yekutiel
Title: CEO
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

POINT 406 VENTURES I, L.P.

By:	.406 VENTURES I GP, L.P.
Its:	General Partner

By:	406 VENTURES I GP, LLC
Its:	General Partner

By:	/s/ Greg Dracon
Name: Greg Dracon Title Member

POINT 406 VENTURES I-A, L.P.

By:	.406 VENTURES I GP, L.P.
Its:	General Partner

By:	406 VENTURES I GP, LLC
Its:	General Partner

By:	/s/ Greg Dracon
Name: Greg Dracon Title Member

POINT203X2SPV, LLC

By:
Its:

By:
Its:

By:	/s/ Greg Dracon
Name: Greg Dracon Title Member
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

NEXUS INDIA CAPITAL II, LP

By:	/s/ Naren Gupta
Name: Naren Gupta
Title: Managing Director
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

INTEL CAPITAL CORPORATION

By:	/s/ Abhay Gadkari
Name: Abhay Gadkari
Title: Authorized Signer
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

MITSUI & CO. VENTURE PARTNERS III, LLC By: Mitsui & Co. Global Investment, Inc. Its: Manager

By:	/s/ Kiyoshi Okubo
Name: Kiyoshi Okubo
Title: President & CEO
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

SAPPHIRE VENTURES FUND II, L.P., a Delaware limited partnership By: Sapphire Ventures (GPE) II, L.L.C., a Delaware limited liability company its general partner

By:	/s/ David Hartwig
Name: David Hartwig
Title: Managing Member

By:	/s/ Nino Marakovic
Name: Nino Marakovic
Title: Managing Member
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

NOKIA GROWTH PARTNERS III, L.P.

By:	/s/ Monica Johnson
Name: Monica Johnson
Title: Vice President N.G. Partners III, L.L.C. Its General Partner
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

AVALON VENTURES, VII, L.P.

By: Avalon Ventures VII, GP, L.L.C., Its: General Partner

By:	/s/ Rich Levandov
Name: Rich Levandov
Title: Managing Director
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

COMMONFUND CAPITAL VENTURE PARTNERS X, L.P.

By: Fairfield Partners 2012 L.P., its General Partner By: Fairfield Partners 2012 GP LLC, its General Partner

By:	/s/ Mark Hoeing
Name: Mark Hoeing
Title: MD
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]

INVESTORS:

SPECIAL SITUATIONS INVESTING GROUP II, LLC

By:	/s/ Holger Staude
Name: Holger Staude
Title: Authorized Signatory
[Signature page to Amendment No. 1 to Sixth Amended and Restated Investor Rights Agreement]